UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

Exantas Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 Merrick Avenue, Suite 200S
Westbury, NY	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-535-0015

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	XAN	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	XANPrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2020, Exantas Capital Corp. (the “Company”) amended and restated its Third Amended and Restated Management Agreement (the “Management Agreement”) pursuant to which amendment and restatement, among other things, ACRES Capital, LLC (“ACRES”) has replaced Exantas Capital Manager Inc. (“ECM”) as the Company’s external manager. In addition, the Company entered into separate agreements with Massachusetts Mutual Life Insurance Company (“MassMutual”) and a fund managed by Oaktree Capital Management, L.P. (“Oaktree”) for new capital commitments aggregating up to $375 million.

A fund managed by Oaktree has a minority interest in ACRES.

Amendment of the Existing Management Agreement

On July 31, 2020, the Company entered into a Fourth Amended and Restated Management Agreement (the “Fourth Agreement”), which amends and restates the Management Agreement. The Fourth Agreement was entered into among the Company, ACRES and ACRES Capital Corp. Under the Fourth Agreement, ACRES replaces ECM as the Company’s external manager. Except as described above, the terms of the Fourth Agreement are substantially the same as the terms of the Management Agreement, except for the following terms:

•	Term. The term of the Fourth Agreement is extended to July 21, 2023;

•

Board Designation Rights. During the term of the Fourth Agreement, ACRES will have the right to designate not less than two nominees for election to the Board of the Directors of the Company, each of whom shall be required to resign in certain circumstances;

•	Termination Fee. A Termination Fee (as defined in the Fourth Agreement) is payable to ACRES upon ACRES’s termination of the Fourth Agreement due to default by the Company;

•	Compensation. A minimum monthly amount was included in the Base Management Fee (as defined in the Fourth Agreement) payable by the Company to ACRES covering the period through July 31, 2022; and

•

Definition of “Incentive Compensation.” A revised calculation of “Incentive Compensation,” with respect to each fiscal quarter commencing with the quarter ending December 31, 2022, is added to the Fourth Agreement. Generally, it provides that the incentive compensation fees are calculated based on 20% of the amount of the Company’s Core Earnings (as defined in the Fourth Agreement) in excess of a 7% return on the Company’s Book Value Equity (as defined in the Fourth Agreement); provided, however, that in no event will an incentive compensation fee be paid unless Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from September 30, 2022) in the aggregate is greater than zero.

The foregoing description of the Fourth Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Senior Secured Financing Facility

On July 31, 2020, RCC Real Estate SPE Holdings LLC (“Holdings”), an indirect, wholly owned subsidiary of the Company, and RCC Real Estate SPE 9 LLC (the “Borrower”), a direct, wholly owned subsidiary of Holdings, entered into a $250 million Loan and Servicing Agreement (the “Loan Agreement”) with MassMutual, the other lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as the administrative agent and collateral custodian, MassMutual, as facility servicer, and ACRES Capital Servicing LLC, an affiliate of ACRES, as the portfolio servicer. The asset-based revolving loan facility (the “Facility”) provided under the Loan Agreement will be used to finance the Company’s core commercial real estate lending business. The Facility has an advance rate of 55% and an interest rate of 5.75% per annum payable monthly. The Facility matures on July 31, 2027 if the Borrower obtains a rating for the Facility of BBB or higher by October 31, 2020. If such rating is not obtained by October 31, 2020, then the Facility matures on December 1, 2020. The company paid a commitment fee as well as other reasonable closing costs. The loans under the Facility are available for drawing during the first two years of the Facility (the “Availability Period”). During the Availability Period, an unused commitment fee of 0.50% per annum (payable monthly) on unused commitments under the Loan Agreement is payable for each day on which less than 75% of the total commitment is drawn.

Pursuant to the Loan Agreement, the Borrower’s obligations under the Loan Agreement are secured by the Borrower’s assets and Holdings’ equity interests in the Borrower, including all distributions, proceeds and profits from Holdings’ interests in the Borrower.

In connection with the Loan Agreement, the Company entered into a Guaranty (the “Guaranty”) among the Company, Exantas Real Estate Funding 2018-RS06 Investor, LLC (“RS06”), Exantas Real Estate Funding 2019-RS07 Investor, LLC (“RS07”), and Exantas Real Estate Funding 2020-RS08 Investor, LLC (“RS08”, and collectively with RS06 and RS07, the “Additional Subsidiaries”), each an indirect, wholly owned subsidiary of the Company, in favor of the secured parties under the Loan Agreement. Pursuant to the Guaranty, the Company fully guaranteed all payments and performance of Holdings and the Borrower under the Loan Agreement. Additionally, the Company and the Additional Subsidiaries made certain representations and warranties and agreed to not incur debt or liens, each subject to certain exceptions, and agreed to provide the Lenders with certain information.

The Loan Agreement contains events of default, subject to certain materiality thresholds and grace periods, customary for this type of financing arrangement, including but not limited to, bankruptcy or insolvency proceedings, a change of control of Holdings, the Borrower or the Company, breaches of covenants and/or representations and warranties, performance defaults, or a judgment in an amount greater than $5,000,000 against Holdings or the Borrower. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Loan Agreement and liquidation of the assets securing the Facility.

The foregoing descriptions of the Loan Agreement and the Guaranty are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and the Guaranty, which are filed as Exhibit 10.2 and Exhibit 10.3 hereto and are incorporated herein by reference.

12% Senior Notes Due 2027 and Warrants

On July 31, 2020, the Company entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) with Oaktree and MassMutual pursuant to which the Company may issue to Oaktree and MassMutual from time to time up to $125 million aggregate principal amount of 12% senior unsecured notes due 2027 (the “Senior Notes”) and warrants (the “Warrants”) to purchase an aggregate of up to 3.5 million shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $0.01 per share (subject to certain potential adjustments), for an aggregate cash purchase price of up to $125 million. The Senior Notes have an annual interest rate of 12.00%, payable up to 3.25% (at the election of the Company) as pay-in-kind interest and the remainder as cash interest. On July 31, 2020, the Company issued to Oaktree $42.0 million aggregate principal amount of the Senior Notes and warrants to purchase 1,176,000 shares of the Common Stock for an aggregate purchase price of $42.0 million. In addition, on July 31, 2020, the Company issued to MassMutual $8.0 million aggregate principal amount of the Senior Notes and warrants to purchase 224,000 shares of the Common Stock for an aggregate purchase price of $8.0 million. At any time and from time to time prior to January 31, 2022, the Company may elect to issue to Oaktree and MassMutual up to $75 million aggregate principal amount of additional Senior Notes and warrants to purchase an additional 2.1 million shares of the Common Stock for a purchase price equal to the principal amount of the additional Senior Notes being issued.

The Note and Warrant Purchase Agreement contains events of default, subject to certain materiality thresholds and grace periods, customary for this type of financing arrangement, including but not limited to, bankruptcy or insolvency proceedings, breaches of covenants and/or representations and warranties, performance defaults, or a judgement in an amount greater than $25,000,000 (exclusive of insurance proceeds). The remedies for such events of default are also customary for this type of transaction and include the acceleration of all Notes then outstanding under the Note and Warrant Purchase Agreement.

The foregoing description of the Note and Warrant Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Warrant Purchase Agreement, including the terms of the Form of Note and Form of Warrant attached as exhibits thereto, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Promissory Note

On July 31, 2020, RCC Real Estate, Inc., a direct, wholly owned subsidiary of the Company, provided a $12 million loan (the “ACRES Loan”) to ACRES Capital Corp. evidenced by a Promissory Note (the “Promissory Note”) from ACRES Capital Corp.

The ACRES Loan accrues interest at 3% per annum payable monthly. The monthly amortization payment is $25,000. The ACRES Loan matures in six years, subject to two one-year extensions (at ACRES Capital Corp.’s option) subject to a payment of an 0.5% extension fee to RCC Real Estate, Inc. on the outstanding principal amount of the ACRES Loan.

The foregoing description of the Promissory Note is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference. The Warrants were sold to Oaktree and MassMutual pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(a)(2) of the Act and Rule 506 promulgated thereunder. The Company agreed to register the resale of the shares of common stock issuable upon exercise of the Warrants.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2020, Henry Silverman notified the Company of his decision to resign as a member of the Board of Directors of the Company, effective immediately. Mr. Silverman indicated that his decision was due to other time commitments. Mr. Silverman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with ACRES becoming the Company’s external manager, on July 31, 2020, Jeffrey P. Cohen and Andrew L. Farkas resigned their positions as directors of the Company, Robert C. Lieber resigned his position as Chief Executive Officer of the Company and Matthew J. Stern resigned his position as President of the Company, each effective immediately.

The resignation of each of Messrs. Cohen, Farkas, Lieber and Stern was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective July 31, 2020, Andrew L. Fentress and Mark S. Fogel were appointed directors of the Company. Additionally, Mr. Fentress was appointed Chairman of the Board of the Company and Mr. Fogel was appointed President and Chief Executive Officer of the Company.

Mr. Fentress, age 50, co-founded ACRES in 2012 and leads ACRES’ capital markets efforts. Mr. Fentress has served as a Managing Director at Napier Park Global Capital in the Special Situations group from January 2014 to September 2016. Mr. Fentress was a founding and Managing Partner of Medley Capital, a private investment firm headquartered in New York from 2004 through March of 2013. As a Managing Partner, he shared responsibility for all aspects of the firm’s development to $5 billion of AUM and 60 employees. Mr. Fentress served on the investment committee and oversaw the asset management division of the firm, before selling his interest in 2013. Mr. Fentress began his career with Morgan Stanley & Co., Inc. where he was responsible for overseeing the operations of a global trading team in such sectors as technology, telecommunications and media.

Mr. Fogel, age 52, co-founded ACRES in 2012 and leads its executive management team as Chief Executive Officer. Prior to founding ACRES, Mr. Fogel served in executive capacities at several prominent commercial real estate finance companies, and oversaw loan production, asset management and special servicing for a diverse portfolio of investments, nationwide. In addition to his other executive roles, for over six years, Mr. Fogel served as a senior officer at a multi-billion dollar, publicly traded mortgage REIT and, in the midst of the financial turbulence of 2008, assisted in the capital raise and launch of a successful specialty finance company.

Mr. Fentress and Mr. Fogel will be compensated by ACRES, which receives management fees and reimbursement of certain expenses pursuant to the Fourth Agreement. Mr. Fentress and Mr. Fogel will receive no other compensation for their services to the Company other than incentive awards which may be granted in the future.

Item 7.01	Regulation FD Disclosure.

On August 3, 2020, the Company issued a press release (the “Press Release”) announcing the amendment of the Company’s Management Agreement and transition of its external manager, the entry into the Loan Agreement, and the entry into a Note and Warrant Purchase Agreement and the issuance of the Senior Notes and Warrants. The Press Release is attached hereto as Exhibit 99.1 and is furnished pursuant to Item 7.01 of Form 8-K.

Additionally, the Company is furnishing an investor presentation, dated August 3, 2020 (the “Investor Presentation”), which representatives of the Company will be using in meeting with investors on August 6, 2020. The Company does not undertake to update the attached presentation materials. The Investor Presentation is attached hereto as Exhibit 99.2 and is furnished pursuant to Item 7.01 of Form 8-K.

This Current Report on Form 8-K, including the Press Release and the Investor Presentation, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date that they are made, and the Company undertakes no obligation to update or revise any forward-looking statement.

In accordance with General Instruction B.2 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information should not be deemed an admission as to the materiality of any such information.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Management Agreement, dated as of July 31, 2020, by and among Exantas Capital Corp., ACRES Capital, LLC and ACRES Capital Corp.

10.2	Loan and Servicing Agreement, dated as of July 31, 2020, among RCC Real Estate SPE Holdings LLC, as Holdings, RCC Real Estate SPE 9 LLC, as the Borrower, Massachusetts Mutual Life Insurance Company and the other Lenders from time to time party thereto, Wells Fargo Bank, National Association, as the Administrative Agent, Massachusetts Mutual Life Insurance Company, as the Facility Servicer, ACRES Capital Servicing LLC, as the Portfolio Asset Servicer, and Wells Fargo Bank, National Association, as the Collateral Custodian.

10.3	Guaranty, dated as of July 31, 2020, by Exantas Capital Corp., and each of Exantas Real Estate Funding 2018-RSO6 Investor, LLC, Exantas Real Estate Funding 2019-RSO7 Investor, LLC, and Exantas Real Estate Funding 2020-RSO8 Investor, LLC, in favor of the Secured Parties.

10.4	Note and Warrant Purchase Agreement, dated as of July 31, 2020, by and among Exantas Capital Corp. and the Purchasers signatory thereto.

10.5	Promissory Note, dated as of July 31, 2020, issued by ACRES Capital Corp. to RCC Real Estate, Inc.

99.1	Press Release, dated August 3, 2020.

99.2	Investor Presentation, dated August 3, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXANTAS CAPITAL CORP.

Date: August 3, 2020

	By:	/s/ Mark Fogel
Mark Fogel
President & Chief
Executive Officer